                                                                    EXHIBIT d(h)

                                 AMENDMENT NO. 7
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of June 23, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated September 11, 2000, between AIM Investment Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, the parties desire to amend the Agreement to delete a portfolio, AIM Strategic Income Fund, from the Agreement;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES



NAME OF FUND                                      EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                      ------------------------------------
AIM Developing Markets Fund                                 September 1, 2001

AIM Global Energy Fund                                      September 1, 2001

AIM Global Financial Services Fund                         September 11, 2000

AIM Global Health Care Fund                                 September 1, 2001

AIM Global Science and Technology Fund                      September 1, 2001

AIM Libra Fund                                              November 1, 2002

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.


                                 AIM LIBRA FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $1 billion.....................................................................................   0.85%
On amounts thereafter................................................................................   0.80%

                           AIM DEVELOPING MARKETS FUND
                             AIM GLOBAL ENERGY FUND
                       AIM GLOBAL FINANCIAL SERVICES FUND
                           AIM GLOBAL HEALTH CARE FUND
                     AIM GLOBAL SCIENCE AND TECHNOLOGY FUND


NET ASSETS                                                                                              ANNUAL RATE
----------                                                                                              -----------
First $500 million...................................................................................   0.975%
Next $500 million....................................................................................   0.95%
Next $500 million....................................................................................   0.925%
On amounts thereafter................................................................................   0.90%"


2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                          AIM INVESTMENT FUNDS


Attest:     /s/ JOHN H. LIVELY            By:     /s/ ROBERT H. GRAHAM
          -------------------------           ----------------------------------
            Assistant Secretary                   Robert H. Graham
                                                  President


(SEAL)

                                          A I M ADVISORS, INC.


Attest:    /s/ JOHN H. LIVELY             By:  /s/ MARK H. WILLIAMSON
          -------------------------           ----------------------------------
            Assistant Secretary                   Mark H. Williamson
                                                  President


(SEAL)